UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2010

TIDEWATER INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-6311	72-0487776
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 Poydras Street, Suite 1900 New Orleans, Louisiana	70130 (Zip Code)
(Address of principal executive offices)

(504) 568-1010

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On January 14, 2010, the Board of Directors of Tidewater Inc. (the “Company”) approved an amendment and restatement of the Company’s bylaws (the “Bylaws”), effective immediately.

The following substantive changes were made to the Bylaws:

—	Article II, Section 9 of the Bylaws adds a new provision relative to the appointment and responsibilities of the inspector of elections at shareholders meetings.

—

Article II, Section 10 of the Bylaws adds a new “advance notice bylaw” which prescribes certain procedures related to shareholder nominations of directors or submission of shareholder proposals including informational requirements.

—	Article III, Section 3 of the Bylaws establishes a resignation process for directors.

—

Article IV, Section 5 of the Bylaws has been changed to eliminate the requirement that the Chairman of the Board of Directors also be the Chief Executive Officer. Section 5 has also been expanded to require the Board of Directors, in the event the Chairman of the Board is also the Chief Executive Officer, to designate a non-management director as lead director.

—

Article VIII of the Bylaws revises the language in the indemnification section to more closely mirror the indemnification provisions in the Company’s indemnification agreements it has entered into with the directors and certain officers of the Company.

—	Additional amendments (i) are not material, (ii) eliminate obsolescent provisions, and (iii) make various conforming changes.

A copy of the Bylaws as amended and restated is attached hereto as Exhibit 3.2.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

The following is filed as an exhibit to this report:

Exhibit No.	Description
3.2	Amended and Restated Bylaws of Tidewater Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIDEWATER INC.

January 20, 2010	/s/ Bruce D. Lundstrom
Bruce D. Lundstrom
Executive Vice President and
General Counsel